Exhibit 10.6

EXHIBIT J-1

TO THE CREDIT AGREEMENT

FORM OF

FIRST PREFERRED SHIP MORTGAGE

ON MARSHALL ISLANDS FLAG VESSEL

[VESSEL]

OFFICIAL NO. [OFFICIAL NUMBER]

executed by

[SHIPOWNER],

as Shipowner

in favor of

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

as Security Trustee and Mortgagee

[CLOSING DATE]

FIRST PREFERRED MORTGAGE

[VESSEL]

This First Preferred Ship Mortgage made [CLOSING DATE] (this “Mortgage”), by [SHIPOWNER], a Marshall Islands limited liability company (the “Shipowner”), in favor of NORDEA BANK FINLAND PLC, NEW YORK BRANCH as Security Trustee (together with its successors in trust and assigns, the “Mortgagee”), pursuant to the Credit Agreement referred to below.

W I T N E S S E T H

WHEREAS:

A.                                   The Shipowner is the sole owner of the whole of the Marshall Islands flag vessel [VESSEL NAME], Official Number [OFFICIAL NUMBER] of [GROSS TONS] gross tons and [NET TONS] net tons built in [YEAR BUILT] at [YARD AND LOCATION BUILT], with her home port at Majuro, Marshall Islands.

B.                                     General Maritime Corporation, a Marshall Islands corporation (the “Borrower”), the Lenders party thereto from time to time, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and as Collateral Agent, have entered into a Credit Agreement dated as of July 1, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the making of loans to the Borrower in the principal amount of up to Eight Hundred Twenty-Five Million United States Dollars (U.S. $825,000,000) (the Lenders, the Administrative Agent and Collateral Agent, collectively, the “Lender Creditors”).  A copy of the form of the Credit Agreement (without attachments) is attached hereto as Exhibit A and made a part hereof.  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

C.                                     The Borrower may at any time and from time to time enter into, or guaranty the obligations of one or more Subsidiary Guarantors or any of their respective Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with respect to the Loans (and/or the Commitments) with one or more Lenders or any Affiliate thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or Affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”).  The estimated aggregate notional amount of the liabilities of the Borrower under the Interest Rate Protection Agreements or Other Hedging Agreements entered into with respect to the Loans (and/or the Commitments) is Fifty Million United States Dollars (U.S. $50,000,000).

D.                                    The Shipowner is a wholly-owned subsidiary of the Borrower.

E.                                      The Shipowner entered into the Subsidiaries Guaranty in favor of the Secured Creditors pursuant to which the Shipowner has guaranteed (i) to the Lender Creditors, all obligations of the Borrower under the Credit Agreement and each other Credit Document to which the Borrower is a party, and (ii) to each of the Other Creditors, all obligations of the Borrower under each Interest

Rate Protection Agreement and each Other Hedging Agreement entered into with respect to the Loans (and/or the Commitments).  A copy of the form of the Subsidiaries Guaranty is attached hereto as Exhibit B and made a part hereof.  The Lenders have advanced the Term Loans pursuant to the Credit Agreement and have committed to make the Revolving Loans subject to the terms and on the conditions set forth in the Credit Agreement;  the Shipowner acknowledges that it is justly indebted to the Secured Creditors under the Subsidiaries Guaranty.

F.                                      In order to secure its obligations under the Subsidiaries Guaranty according to the terms thereof, and the payment of all other such sums that may hereinafter be secured by this Mortgage in accordance with the terms hereof, and to secure the performance and observance of and compliance with all the agreements, covenants and conditions contained herein and in the Subsidiaries Guaranty, the Shipowner has duly authorized the execution and delivery of this First Preferred Mortgage under Chapter 3 of the Marshall Islands Maritime Act 1990 as amended.

G.                                     Pursuant to the Credit Agreement, the Mortgagee has agreed to act as Trustee for the Secured Creditors.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to secure the Shipowner’s obligations under the Subsidiaries Guaranty according to the terms thereof, and the payment of all other sums that may hereafter be secured by this Mortgage in accordance with the terms hereof (all such obligations and other sums hereinafter called the “Indebtedness hereby secured”) and to secure the performance and observance of and compliance with all of the agreements, covenants and conditions contained in this Mortgage and the Subsidiaries Guaranty, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, and its successors and assigns, the whole of the said vessel [VESSEL NAME], including, without being limited to, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, fuel (to the extent owned by the Shipowner), rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to such vessel or any part thereof, including all items and appurtenances aforesaid (such vessel, together with all of the foregoing, being herein called the “Vessel”).

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and to its successors’ and assigns’ own use, benefit and behoof forever.

PROVIDED, and these presents are upon the condition, that, if the Shipowner or its successors or assigns shall pay or cause to be paid the Indebtedness hereby secured as and when the same shall become due and payable in accordance with the terms of the Subsidiaries Guaranty and this Mortgage, and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Shipowner shall duly perform, observe and comply with or cause to be performed, observed, or complied with all the covenants, terms and conditions of this Mortgage and the Subsidiaries Guaranty expressed or implied, to be performed, then this Mortgage and the estate and rights hereunder shall cease, determine and be void, otherwise to remain in full force and effect.

The Shipowner, for itself, its successors and assigns, hereby covenants, declares and agrees with the Mortgagee and its successors and assigns that the Vessel is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

The Shipowner covenants and agrees with the Mortgagee as follows:

ARTICLE I

Representations and Warranties of the Shipowner

Section 1.                                                                                            Existence: Authorization.  The Shipowner is a limited liability company duly organized and validly existing under the laws of the Republic of the Marshall Islands and shall so remain during the life of this Mortgage.  The Shipowner has full power and authority to own and mortgage the Vessel; has full right and entitlement to register the Vessel in its name under the flag of the Republic of the Marshall Islands and all action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken; and each of the Indebtedness hereby secured and the Mortgage is and will be the legal, valid and binding obligation of the Shipowner enforceable in accordance with its terms.

Section 2.                                                                                            Title to Vessel.  The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any lien or encumbrance whatsoever other than this Mortgage, liens for current crew’s wages and liens not yet required to be removed under Section 7 of Article II hereof and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

Section 3.                                                                                            ISM and ISPS Compliance.  The Shipowner has obtained all necessary ISM Documentation in connection with the Vessel and is in full compliance with the ISM Code and the ISPS Code (as such terms are defined in Section 9 of Article II.

ARTICLE II

Covenants of the Shipowner

Section 1.                                                                                            Payment of Indebtedness.  The Shipowner will pay or cause to be paid the Indebtedness hereby secured and will observe, perform and comply with the covenants, terms and conditions herein and in the Subsidiaries Guaranty, express or implied, on its part to be observed, performed or complied with. In the event of inconsistency between this Mortgage and the Subsidiaries Guaranty, the provisions of this Mortgage shall prevail but only to the extent required by Marshall Islands law.

The obligation of the Indebtedness hereby secured is an obligation in United States Dollars and the term “$” when used herein shall mean such United States Dollars.  Notwithstanding fluctuations in the value or rate of United States Dollars in terms of gold or any other currency, all payments hereunder or otherwise in respect of the Indebtedness hereby secured shall be payable in terms of United States Dollars when due, in United States Dollars when paid, whether such payment is made before or after the due date.

Section 2.                                                                                            Mortgage Recording.  The Shipowner will cause this Mortgage to be duly recorded or filed in the Office of the Deputy Commissioner of Maritime Affairs of the Republic

of the Marshall Islands, in accordance with the provisions of Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990, as amended, and will otherwise comply with and satisfy all of the provisions of applicable laws of the Republic of the Marshall Islands in order to establish and maintain this Mortgage as a first preferred mortgage thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Indebtedness hereby secured.

Section 3.                                                                                            Lawful Operation.  The Shipowner will not cause or permit the Vessel to be operated in any manner contrary to law, and the Shipowner will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel under the laws and regulations of the Republic of the Marshall Islands and will at all times keep the Vessel duly documented thereunder.

Section 4.                                                                                            Payment of Taxes.  The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel or any income therefrom.

Section 5.                                                                                            Prohibition of Liens.  Neither the Shipowner, any charterer, the Master of the Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel, its freights, profits or hire any lien whatsoever other than this Mortgage, other liens in favor of the Mortgagee and for crew’s wages and salvage.

Section 6.                                                                                            Notice of Mortgage.  The Shipowner will place, and at all times and places will retain a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and the Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee.

The Shipowner will place and keep prominently displayed in the chart room and in the Master’s cabin on the Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

THIS VESSEL IS OWNED BY [SHIPOWNER], AND IS SUBJECT TO A FIRST PREFERRED MORTGAGE IN FAVOR OF NORDEA BANK FINLAND PLC, NEW YORK BRANCH, AS TRUSTEE/MORTGAGEE UNDER AUTHORITY OF CHAPTER 3 OF THE MARSHALL ISLANDS MARITIME ACT 1990, AS AMENDED.  UNDER THE TERMS OF SAID MORTGAGE, NEITHER THE SHIPOWNER, ANY CHARTERER, THE MASTER OF THE VESSEL, NOR ANY OTHER PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THE VESSEL, ANY ENCUMBRANCES WHATSOEVER OR ANY OTHER LIEN WHATSOEVER OTHER THAN FOR CREW’S WAGES AND SALVAGE.

Section 7.                                                                                            Removal of Liens.  Except for the lien of this Mortgage, the Shipowner will not suffer to be continued any lien, encumbrance or charge on the Vessel, and in due course and in any event within thirty (30) days after the same becomes due and payable or within fourteen (14) days after being requested to do so by the Mortgagee, the Shipowner will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, and will cause the Vessel to be released or discharged from any lien, encumbrance or charge therefor.

Section 8.                                                                                            Release from Arrest.  If a libel, complaint or similar process be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Shipowner will promptly notify the Mortgagee thereof by telex, or telefax confirmed by letter, at the address, as specified in this Mortgage, and within fourteen (14) days will cause the Vessel to be released and all liens thereon other than this Mortgage to be discharged, will cause a certificate of discharge to be recorded in the case of any recording of a notice of claim of lien, and will promptly notify the Mortgagee thereof in the manner aforesaid.  The Shipowner will notify the Mortgagee within forty-eight (48) hours of any average or salvage incurred by the Vessel.

Section 9.                                                                                            Maintenance.  (a) The Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel and all its equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service, and will keep the Vessel, or cause her to be kept, in such condition as will entitle her to the highest classification and rating for vessels of the same age and type in the American Bureau of Shipping or other classification society listed on Schedule X to the Credit Agreement.  The Shipowner covenants to deliver annually to the Mortgagee a certificate from such class society showing such classification to be maintained.  The Shipowner will without cost or expense to the Mortgagee promptly, irrevocably and unconditionally instruct and authorize the classification society of the Vessel, and shall request the classification society to give an undertaking to the Mortgagee as follows:

1.                                                                                       to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original class records held by the classification society relating to the Vessel;

2.                                                                                       to allow the Mortgagee (or its agents), at any time and from time to time, to inspect the original class and related records of the Shipowner and the Vessel at the offices of the classification society and to take copies of them;

3.                                                                                       following receipt of a written request from the Mortgagee:

(a)                                  to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Shipowner’s or the Vessel’s membership of the classification society; and

(b)                                 to confirm that the Shipowner is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; and

(c)                                  if the Shipowner is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society; and

(d)                                 to notify the Mortgagee immediately in writing if the classification society receives notification from the Shipowner or any other person that the Vessel’s classification society is to be changed.

Notwithstanding the above instructions and undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the classification society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the classification society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the classification society in respect thereof.

The Shipowner shall further notify the classification society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or modified by written notice to the classification society received from the Mortgagee, and that the Shipowner shall reimburse the classification society for all its costs and expenses incurred in complying with the foregoing instructions.

(b)                                 The Vessel shall, and the Shipowner covenants that she will, at all times comply with all applicable laws, treaties and conventions to which the Republic of the Marshall Islands is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith.  The Shipowner will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without first receiving the written approval thereof by the Mortgagee.

(c)                                  The Shipowner agrees to give the Mortgagee at least ten (10) days notice of the actual date and place of any survey or drydocking, in order that the Mortgagee may have representatives present if desired.  The Shipowner agrees that at the Mortgagee’s request it will satisfy the Mortgagee that the expense of such survey or drydocking or work to be done thereat is within Shipowner’s financial capability and will not result in a claim or lien against the Vessel in violation of the provisions of this Mortgage, the Credit Agreement, the Subsidiaries Guaranty or any other Credit Document.

(d)                                 The Shipowner shall promptly notify the Mortgagee of and furnish the Mortgagee with full information, including copies of reports and surveys, regarding any material accident or accident involving repairs where the aggregate cost is likely to exceed Five Hundred Thousand Dollars (U.S. $500,000) (or its equivalent in another currency), any major damage to the Vessel, any event affecting the Vessel’s class, any occurrence in consequence whereof the Vessel has become or is likely to suffer an Event of Loss.

(e)                                  The Mortgagee shall have the right at any time, on reasonable notice, to have its surveyor conduct inspections and surveys of the Vessel to ascertain the condition of the Vessel and to satisfy itself that the Vessel is being properly repaired and maintained.  Such inspections and surveys shall be conducted at such times and in such manner as will not interfere with the Shipowner’s normal business operations and schedule.

(f)                                    The Shipowner will furnish to the Mortgagee on demand true and complete copies of the DOC (the SMC referred to in the definition of ISM Code Documentation below) and such other ISM Code documentation as the Mortgagee may reasonably request in writing.

(g)                                 The Shipowner will comply or procure compliance with the ISM Code and the ISPS Code (as such terms are defined below) and notify the Mortgagee forthwith upon:

(i)                                                                                     any claim for breach of the ISM Code or the ISPS Code being made against the Shipowner, an ISM Responsible Person (as such term is defined below) or the manager of the Vessel in connection with the Vessel; or

(ii)                                                                                  any other matter, event or incident, actual or which will or could lead to the ISM Code or the ISPS Code not being complied with;

and keep the Mortgagee advised in writing on a regular basis and in such detail as the Mortgagee shall require, of the Shipowner’s and Vessel manager’s response to the items referred to in subclauses (i) and (ii) above.

For the purposes of this Mortgage:

“ISM Code” means in relation to its application the Shipowner, the Vessel and its operation:

(a)                                  ‘The International Management Code for the Safe Operation of Ships and for Pollution Prevention’, currently known or referred to as the ‘ISM Code’, adopted by the Assembly of the International Maritime Organization by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into Chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b)                                 all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organization or any other entity with responsibility for implementing the ISM Code, including without limitation, the ‘Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations’ produced by the International Maritime Organization pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time;

“ISM Code Documentation” includes:

(a)                                  the document of compliance (DOC) and safety management certificate (SMC) issued pursuant to the ISM Code in relation to the Vessel within the periods specified by the ISM Code;

(b)                                 the interim safety management certificate (“Interim SMC”) issued pursuant to the ISM Code in relation to the Vessel prior to or on the delivery date thereof;

(c)                                  all other documents and data which are relevant to the ISM SMS and its implementation and verification which the mortgage may require by request; and

(d)                                 any other documents which are prepared or which are otherwise relevant to establish and maintain the Vessel’s or the Shipowner’s compliance with the ISM Code which the Mortgagee may require by request.

“ISM SMS” means the safety management system which is required to be developed, implemented and maintained under the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) to take effect on July 1, 2004.

Section 10.                                                                                      Inspection; Reports.  (a)  The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the Vessel and her cargo and papers, including without limitation all records pertaining to the Vessel’s maintenance and repair, and, at the request of the Mortgagee, the Shipowner will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

(b)                                 The Shipowner hereby agrees to furnish promptly to the Mortgagee, on demand, any reports or information which the Shipowner may submit to shareholders or regulatory agencies and any additional information which the Mortgagee may request in respect of the financial condition of the Shipowner.

Section 11.                                                                                      Flag; Home Port.  (a)  The Shipowner will not change the flag or home port of the Vessel without the written consent of the Mortgagee and any such written consent to anyone change of flag or home port shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of flag or home port.

(b)                                 Notwithstanding the foregoing provisions of this Section 11, upon not less than 30 days prior written notice to the Mortgagee, provided no Default or Event of Default under the Credit Agreement shall have occurred and be continuing, the Shipowner may change the flag or home port of the Vessel to another flag or home port reasonably satisfactory to the Mortgagee, provided that the Shipowner shall promptly take all actions necessary or desirable to establish, preserve, protect and maintain the security interest of the Mortgagee in the Vessel to the satisfaction of the Mortgagee, and the Shipowner shall have provided to the Mortgagee and the Lenders such opinions of counsel as may be reasonably requested by the Mortgagee to assure itself that the conditions of this proviso have been satisfied.

Section 12.                                                                                      No Sales, Transfers or Charters.  The Shipowner will not sell, mortgage, transfer, or change the management of, or demise charter the Vessel for any period longer than twelve (12) months (including any permitted extensions or renewals) in each case, without the written consent of the Mortgagee first had and obtained, and any such written consent to anyone sale, mortgage, demise charter, transfer, or change of management shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, demise charter, transfer, or change of management.  Any such sale, mortgage, demise charter, transfer, or change of management of the Vessel shall be subject to the provisions of this Mortgage and the lien hereof.

Section 13.                                                                                      Insurance.  (a)  The Shipowner, at its own expense, or with respect to part (a)(iii) of this Section 13 the Mortgagee at the expense of the Shipowner, will keep the Vessel insured with insurers and protection and indemnity clubs or associations of internationally recognized responsibility, and placed in such markets, on such terms and conditions, and through brokers, in each case reasonably satisfactory to the Mortgagee and under forms of policies approved by the Mortgagee against the risks indicated below and such other risks as the Mortgagee may specify from time to time:

(i)                                                                                     Marine and war risk, including London Blocking and Trapping Addendum and Lost Vessel Clause, hull and machinery insurance in an amount in U.S. dollars equal to, except as otherwise approved or required in writing by the Mortgagee, the greater of (x) the then full commercial value of the Vessel or (y) an amount which, when aggregated with such insured value of the other Mortgaged Vessels (if the other Mortgaged Vessels are then subject to a mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is equal to 120% of the then outstanding aggregate principal amount of the Term Loans and the Total Revolving Loan Commitment whether used or unused.

(ii)                                                                                  Marine and war risk protection and indemnity insurance or equivalent insurance (including coverage against liability for passengers, fines and penalties arising out of the operation of the Vessel, insurance against liability arising out of pollution, spillage or leakage, and workmen’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable law) in such amounts approved by the Mortgagee;  provided, however that insurance against liability under law or international convention arising out of pollution, spillage or leakage shall be in an amount not less than the greater of:

(y)                                 the maximum amount available, as that amount may from time to time change, from the International Group of Protection and Indemnity Associations or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the International Group as shall be carried by prudent shipowners for similar vessels engaged in similar trades plus amounts available from customary excess insurers of such risks as excess amounts shall be carried by prudent shipowners for similar vessels engaged in similar trades; and

(z)                                   the amounts required by the laws or regulations of the United States of America or any applicable jurisdiction in which the Vessel may be trading from time to time.

(iii)                                                                               Mortgagee’s interest insurance (including extended mortgagee interest-additional perils-pollution) coverage satisfactory to the Mortgagee in an amount which, when aggregated with such insured value of the other Mortgaged Vessels (if the other Mortgaged Vessels are then subject to a mortgage in favor of the Mortgagee under the Credit Agreement, and have not suffered an Event of Loss), is equal to 120% of the then outstanding aggregate principal amount of the Term Loans and the Total Revolving Loan Commitment whether used or unused; all such mortgagee’s interest insurance cover shall in the

Mortgagee’s discretion be obtained directly by the Mortgagee and the Shipowner shall on demand pay all costs of such cover.

(iv)                                                                              While the Vessel is idle or laid up, at the option of the Shipowner and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring the Vessel against the usual risks encountered by like vessels under similar circumstances.

(b)                                 The marine and commercial war-risk insurance required by this Section 13 shall have deductibles and franchises no higher than the following:  (i) Hull and Machinery - U.S. $115,000 for all hull claims and U.S. $150,000 for all machinery claims each accident or occurrence and (ii) Protection and Indemnity - U.S. $50,000 for cargo claims, U.S. $35,000 for crew claims, U.S. $10,000 passenger claims and U.S. $15,000 all other claims, in each case each accident or occurrence.

All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Mortgagee.  Each policy of marine and war risk hull and machinery insurance with respect to the Vessel shall provide that the Mortgagee shall be a named insured and a loss payee.  Each entry in a marine and war risk protection indemnity club with respect to the Vessel shall note the interest of the Mortgagee.  The Mortgagee and its successors and assigns shall not be responsible for any premiums, club calls, assessments or any other obligations or for the representations and warranties made therein by the Shipowner or any other person.

(c)                                  The Shipowner will furnish the Mortgagee from time to time on request, and in any event at least annually, a detailed report signed by a firm of marine insurance brokers acceptable to the Mortgagee with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on the Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Mortgage.  At the Shipowner’s expense the Shipowner will cause such insurance broker and the P & I club or association providing P & I insurance referred to in part (a)(ii) of this Section 13, to agree to advise the Mortgagee by telex or telecopier confirmed by letter of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Shipowner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Mortgagee on a vessel by vessel and not on a fleet basis.  In addition, the Shipowner shall promptly provide the Mortgagee with any information which the Mortgagee reasonably requests for the purpose of obtaining or preparing any report from an independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Mortgage as of the date hereof or in connection with any renewal thereof, and the Shipowner shall upon demand indemnify the Mortgagee in respect of all reasonable fees and other expenses incurred by or for the account of the Mortgagee in connection with any such report;  provided the Mortgagee shall be entitled to such indemnity only for one such report during any period of twelve months.

The underwriters or brokers shall furnish the Mortgagee with a letter or letters of undertaking to the effect that:

(i)                                                                                     they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Mortgagee in accordance with the terms of the loss payable clause referred to in the relevant Assignment of Insurances for the Vessel; and

(ii)                                                                                  they will have endorsed on each and every policy as and when the same is issued the loss payable clause and the notice of assignment referred to in the relevant Assignment of Insurances for the Vessel; and

(iii)                                                                               they will not set off against any sum recoverable in respect of a claim against the Vessel under the said underwriters or brokers or any other person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

All policies of insurance required hereby shall provide for not less than 14 days prior written notice to be received by the Mortgagee of the termination or cancellation of the insurance evidenced thereby.  All policies of insurance maintained pursuant to this Section 13 for risks covered by insurance other than that provided by a P & I Club shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured.  The Shipowner has assigned to the Mortgagee its rights under any policies of insurance in respect of the Vessel.  The Shipowner agrees that, unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Mortgagee being informed and having the right to continue the insurance by paying any premiums not paid by the Shipowner, receipts showing payment of premiums for required insurance and also of demands from the Vessel’s P & I underwriters shall be in the hands of the Mortgagee at least two (2) days before the risk in question commences.

(d)                                 Unless the Mortgagee shall otherwise agree, all amounts of whatsoever nature payable under any insurance must be payable to the Mortgagee for distribution first to itself and thereafter to the Shipowner or others as their interests may appear.  Nevertheless, until otherwise required by the Mortgagee by notice to the underwriters upon the occurrence and continuance of a Default or an event of default hereunder, (i) amounts payable under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to the Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred provided that the underwriter shall have first received evidence that the liability insured against has been discharged, and (ii) amounts payable under any insurance with respect to the Vessel involving any damage to the Vessel not constituting an Event of Loss, may be paid by underwriters directly for the repair, salvage or other charges involved or, if the Shipowner shall have first fully repaired the damage or paid all of the salvage or other charges, may be paid to the Shipowner as reimbursement therefor;  provided, however, that if such amounts (including any franchise or deductible) are in excess of U.S. $250,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

(e)                                  All amounts paid to the Mortgagee in respect of any insurance on the Vessel shall be disposed of as follows (after deduction of the expenses of the Mortgagee in collecting such amounts):

(i)                                                                                     any amount which might have been paid at the time, in accordance with the provisions of paragraph (d) above, directly to the Shipowner or others shall be paid by the Mortgagee to, or as directed by, the Shipowner;

(ii)                                                                                  all amounts paid to the Mortgagee in respect of an Event of Loss of the Vessel shall be applied by the Mortgagee to the payment of the Indebtedness hereby secured pursuant to Section 4.02(c) of the Credit Agreement;

(iii)                                                                               all other amounts paid to the Mortgagee in respect of any insurance on the Vessel may, in the Mortgagee’s sole discretion, be held and applied to the prepayment of the Indebtedness hereby secured or to making of needed repairs or other work on the Vessel, or to the payment of other claims incurred by the Shipowner relating to the Vessel, or may be paid to the Shipowner or whosoever may be entitled thereto.

(f)                                    In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or lien, the Mortgagee, on request of the Shipowner, may, in the sole discretion of the Mortgagee, assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

(g)                                 The Shipowner shall deliver to the Mortgagee certified copies and, whenever so requested by the Mortgagee, the originals of all certificates of entry, cover notes, binders, evidences of insurance and policies and all endorsements and riders amendatory thereof in respect of insurance maintained under this Mortgage for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same.  The Mortgagee shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies, endorsement or riders.

(h)                                 The Shipowner agrees that it will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or cancelled, and that it will not permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously notified the Mortgagee in writing and insured the Vessel by additional coverage to extend to such voyages, risks, passengers or cargoes.

(i)                                     In case any underwriter proposes to pay less on any claim than the amount thereof, the Shipowner shall forthwith inform the Mortgagee, and if a Default, an Event of Default or an Event of Loss has occurred and is continuing, the Mortgagee shall have the exclusive right to negotiate and agree to any compromise.

(j)                                     The Shipowner will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade in which the Vessel is from time to time engaged and the cargo carried by it.

Section 14.                                                                                      Reimbursement for Expenses. The Shipowner will reimburse the Mortgagee promptly for any and all expenditures which the Mortgagee may from time to time make, layout or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, tolls, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorney’s fees, and other matters as the Shipowner is obligated herein to provide, but fails to provide or which, in the sole judgment of the Mortgagee are necessary or appropriate for the protection of the Vessel or the security granted by this Mortgage.  Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, shall bear interest at the interest rate as set forth in Section 1.07(b) of the Credit Agreement from the date of payment by the Mortgagee to and including the date of reimbursement by the Shipowner, shall be secured by this Mortgage, and shall be payable by the Shipowner on demand.  The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditure, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 15.                                                                                      Performance of Charters. The Shipowner will fully perform any and all charter parties which may be entered into with respect to the Vessel and will promptly notify the Mortgagee of any material claim by any charterer of non-performance thereunder by the Shipowner.

Section 16.                                                                                      Change in Ownership. The Shipowner further covenants and agrees with the Mortgagee that, so long as any part of the Indebtedness hereby secured remains unpaid, there shall be no change in the ownership of the Vessel or any of the shares of the Shipowner without the prior written consent of the Mortgagee.

Section 17.                                                                                      Prepayment if Event of Loss.  In the event that the Vessel suffers an Event of Loss, then and in each such case the Shipowner shall forthwith repay the Indebtedness hereby secured at the time and in the amount set forth in Section 4.02(c) of the Credit Agreement except to the extent such amounts have otherwise been paid as therein provided.

ARTICLE III

Events of Default and Remedies

Section 1.                                                                                            Events of Default; Remedies.  In case anyone or more of the following events, herein termed “events of default”, shall happen:

(a)                                                                                  the Shipowner fails to pay on the date due any payment of principal in respect of the Indebtedness hereby secured as provided herein or the Shipowner fails to pay within three (3) Business Days of the date due any payment of interest or any Commitment Commission or any other amount owing under the Subsidiaries Guaranty; or

(b)                                                                                 the statements in Article I shall prove to have been untrue when made in a material way; or

(c)                                                                                  a default in the due and punctual observance and performance of any of the provisions of Sections 2, 3, 7, 8, 9(b), 11, 12, 13(a), (b), (d), (h) and (j), 16 or 17 of Article II hereof shall have occurred and be continuing; or

(d)                                                                                 a breach or omission in the due and punctual observance of any of the other covenants and conditions herein required to be kept and performed by the Shipowner and such breach or omission shall continue for 30 days after the day the Shipowner first knew or should have known of such breach or omission; or

(e)                                                                                  an Event of Default shall have occurred and be continuing under the Credit Agreement; or

(f)                                                                                    a payment default by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement shall have occurred and be continuing; or

(g)                                                                                 any notice shall have been issued by the government or any bureau, department, officer, board or agency thereof of the country of registry of the Vessel to the effect that the Vessel is subject to cancellation from such registry or the certificate of registry of the Vessel is subject to revocation or cancellation for any reason whatsoever, and such notice shall not have been cancelled or annulled on or before seven (7) Business Days prior to the date set forth in such notice for such cancellation or revocation; or

(h)                                                                                 the Vessel shall be cancelled from the country of registry of the Vessel or the certificate of registry of the Vessel is revoked or cancelled for any reason whatsoever;

then:

the security constituted by this Mortgage shall become immediately enforceable and that without limitation, the enforcement remedies specified can be exercised irrespective of whether or not the Mortgagee has exercised the right of acceleration under the Credit Agreement or any of the other Credit Documents and the Mortgagee shall have the right to:

(i)                                                                                     Declare all the then unpaid Indebtedness hereby secured to be due and payable immediately, and upon such declaration, the same shall become and be immediately due and payable provided, however, that no declaration shall be required if an event of default shall have occurred by reason of a default under Section 10.05 of the Credit Agreement, then and in such case, the Indebtedness hereby secured shall become immediately due and payable on the occurrence of such event of default without any notice or demand;

(ii)                                                                                  Exercise all of the rights and remedies in foreclosure and otherwise given to a mortgagee by the provisions of the laws of the country of registry of the Vessel or of any other jurisdiction where the Vessel may be found;

(iii)                                                                               Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Indebtedness hereby secured, and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise;

(iv)                                                                              Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel;

(v)                                                                                 Without being responsible for loss or damage, the Mortgagee may hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (vi) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given them to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner;

(vi)                                                                              Without being responsible for loss or damage, the Mortgagee may sell the Vessel upon such terms and conditions as to the Mortgagee shall seem best, free from any claim of or by the Shipowner, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such sale, whether public or private, addressed to the Shipowner at its last known address and to any other registered mortgagee, twenty (20) calendar days prior to the date fixed for entering into the contract of sale and by first publishing notice of any such public sale for ten (10) consecutive days, in daily newspapers of general circulation published in the City of New York, State of New York; in the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale.  The Shipowner agrees that any sale made in accordance with the terms of this paragraph shall be deemed made in a commercially reasonable manner insofar as it is concerned;

(vii)                                                                           Require that all policies, contracts, certificates of entry and other records relating to the insurance with respect to the Vessel, including, but not limited to, those described in Article II, Section 13 hereof (the “Insurances”) (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee;

(viii)                                                                        Collect, recover, compromise and give a good discharge for any and all monies and claims for monies then outstanding or thereafter arising under the Insurances or in respect of the earnings or any requisition compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor.

Section 2.                                                                                            Power of Sale.  Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them.  No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof.  In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured.  At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 3.                                                                                            Power of Attorney-Sale.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the power of attorney contained herein has become exercisable.  In the event of any sale of the Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

Section 4.                                                                                            Power of Attorney-Collection.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner upon the happening of any event of default, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any event of default as defined in Section 1 of Article III hereof in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the Power of Attorney contained herein has become exercisable.

Section 5.                                                                                            Delivery of Vessel.  Upon the security constituted by this Mortgage becoming immediately enforceable pursuant to Section 1 of Article III, the Mortgagee shall (in addition to the powers described in Section 1 of Article III) become forthwith entitled (but not bound) to appoint, by an instrument in writing under its seal or under the hand of any director or officer or authorized signatory, a receiver and/or manager of the Vessel upon such terms as to remuneration and otherwise as the Mortgagee shall deem fit with power from time to time to remove any receiver and appoint another in his stead and any receiver shall be the agent of the Shipowner (who shall be solely responsible for his acts and defaults and remuneration) and shall have all the powers conferred by law by way of addition to, but without limiting, those powers any receiver shall have all the powers and entitlements conferred on the Mortgagee by this Mortgage and generally shall be entitled to the same protection and to exercise the same powers and discretions as are granted to the Mortgagee under this Mortgage.

Section 6.                                                                                            Mortgagee to Discharge Liens.  The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the

Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 7.                                                                                            Payment of Expenses.  The Shipowner covenants that upon the happening of any one or more of the events of default, then, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Indebtedness hereby secured; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation of the Mortgagee or its agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it or them or the Mortgagee hereunder.  All moneys collected by the Mortgagee under this Section 7 shall be applied by the Mortgagee in accordance with the provisions of Section 11 of this Article III.

Section 8.                                                                                            Remedies Cumulative.  Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.  The Mortgagee shall not be required or bound to enforce any of its rights under any of the other Credit Documents, prior to enforcing its rights under this Mortgage.  No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such event of default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any event of default or of any payment on account of any past default be construed to be a waiver of any right to exercise its remedies due to any future event of default or of any past event of default not completely cured thereby.  No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee;  any waiver by the Mortgagee of any of the terms of this Mortgage or any consent given under this Mortgage shall only be effective for the purpose and on the terms which it is given and shall be without prejudice to the right to give or withhold consent in relation to future matters (which are either the same or different).

Section 9.                                                                                            Cure of Defaults.  If at any time after an event of default and prior to the actual sale of the Vessel by the Mortgagee or prior to any enforcement or foreclosure proceedings the Shipowner offers completely to cure all events of default and to pay all expenses, advances and damages to the Mortgagee consequent on such events of default, with interest at the interest rate set forth in Section 1.07(b) of the Credit Agreement, then the Mortgagee may, but shall not be obligated to, accept such offer and payment and restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent event of default or impair any rights consequent thereon.

Section 10.                                                                                      Discontinuance of Proceedings.  In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to its former position and right hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 11.                                                                                      Application of Proceeds.  After an event of default hereunder shall have occurred and be continuing, the proceeds of any sale of the Vessel and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows:

First:                                                                     To the payment of all costs and expenses (together with interest thereon as set forth in Section 14 of Article II) of the Mortgagee, including the reasonable compensation of its agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder, under the Credit Agreement, the Subsidiaries Guaranty and under the other Credit Documents or in the pursuit of any remedy hereby or thereby conferred; and at the option of the Mortgagee to the payment of any taxes, assessments or liens claiming priority over the lien of this Mortgage; and

Second:                                                     To the Pledgee (as defined in the Pledge Agreement) for its distribution in accordance with the provisions of Section 9 of the Pledge Agreement; and

Third:                                                                To the Shipowner or as may be directed by a court of competent jurisdiction.

Section 12.                                                                                      Possession Until Default.  Until one or more of the events of default hereinafter described shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage as a first priority mortgage thereon.

Section 13.                                                                                      Severability of Provisions, etc.  (a) If any provision of this Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

(b)                                 In the event that the Subsidiaries Guaranty, this Mortgage, any of the other Credit Documents or any of the documents or instruments which may from time to time be delivered thereunder or hereunder or any provision thereof or hereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of the Subsidiaries Guaranty, this Mortgage, any of the other Credit Documents or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole discretion may reasonably deem to be necessary to carry out the true intent of this Mortgage, the Subsidiaries Guaranty and the other Credit Documents.

(c)                                  In the event that the title, or ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation therefor, and the compensation, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee who shall be entitled to receive the same and shall apply it as provided in Section 11 of this Article III.  In the event of any such requisition, purchase or taking, and the failure of the Mortgagee to receive proceeds as herein provided, the Shipowner shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.

(d)                                 Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the priority status of this Mortgage, and if any provision of this Mortgage or portion thereof shall be construed to waive the priority status of this Mortgage, then such provision to such extent shall be void and of no effect.

ARTICLE IV

Sundry Provisions

Section 1.                                                                                            Successors and Assigns.  All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and shall inure to the benefit of the Mortgagee and its successors and assigns. In the event of any assignment or transfer of this Mortgage, the term “Mortgagee”, as used in this Mortgage, shall be deemed to mean any such assignee or transferee.

Section 2.                                                                                            Power of Substitution.  Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 3.                                                                                            Counterparts.  This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 4.                                                                                            Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telex, telecopier or cable communication) and mailed, telexed, telecopied, cabled or delivered, if to the Shipowner or to the Mortgagee, at its address as specified below, or at such other address as shall be designated by such party in a written notice to the other party:

If to the Shipowner, addressed to it in care of:

General Maritime Corporation

35 West 56th Street

New York, NY 10019

Telephone: (212) 763-5600

Facsimile: (212) 763-5603

If to the Mortgagee, addressed to it:

Nordea Bank Finland PLC, New York Branch

437 Madison Avenue, 21st Floor

New York, NY 10022

Attention:  Mr. Hans Chr. Kjelsrud

Facsimile: (212) 421 4420

All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Mortgagee shall not be effective until received by the Mortgagee.

Section 5.                                                                                            Recording: Clause.  For purposes of recording this First Preferred Mortgage as required by Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990, as amended, the total amount of the direct and contingent obligations secured by this Mortgage is Eight Hundred Seventy-Five Million United States Dollars (U.S. $875,000,000), and interest and performance of mortgage covenants.  The maturity date is on demand.  There is no separate discharge amount.

Section 6.                                                                                            Further Assurances.  The Shipowner shall execute and do all such assurances, acts and things as the Mortgagee, or any receiver in its absolute discretion may require for:

(a)                                                                                  perfecting or protecting the security created (or intended to be created) by this Mortgage; or

(b)                                                                                 preserving or protecting any of the rights of the Mortgagee under this Mortgage (or any of them); or

(c)                                                                                  ensuring that the security constituted by this Mortgage and the covenants and obligations of the Shipowner under this Mortgage shall enure to the benefit of assignees of the Mortgagee (or any of them); or

(d)                                                                                 facilitating the appropriation or realization of the Vessel or any part thereof and enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

(e)                                                                                  the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage,

in any such case, forthwith upon demand by the Mortgagee and at the expense of the Shipowner.  Without limitation of the foregoing, in connection with any Interest Rate Protection Agreements or Other Hedging Agreements entered into from time to time, the Shipowner shall, at its expense, enter into, deliver and cause to be recorded such amendments and supplements to this Mortgage, and such other instruments and legal opinions, as the Mortgagee may reasonably request.

Section 7.                                                                                            Governing Law.  The provisions of this Mortgage shall, with respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable laws of the Republic of the Marshall Islands.

Section 8.                                                                                            Additional Rights of the Mortgagee.  In the event the Mortgagee shall be entitled to exercise any of its remedies under Article III hereof, the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the Courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Vessel, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Vessel (or upon anyone acting as the Master) and such service shall be deemed good service on the Shipowner for all purposes.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Shipowner has caused this First Preferred Mortgage over the [VESSEL NAME] to be duly executed by its authorized representative the day and year first above written.

[NAME OF SHIPOWNER]

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF NEW YORK	)
: SS:
COUNTY OF NEW YORK	)

On this [      ] day of [DATE], before me personally appeared [NAME], known to me to be the person who executed the foregoing instrument, who, being by me duly sworn did depose and say that he resides at                                     , New York, NY;  that he is [TITLE] of [SHIPOWNER], the Marshall Islands limited liability company described in and which executed the foregoing instrument;  that he signed his name pursuant to authority granted to him by [SHIPOWNER];  and that he further acknowledged that said instrument is the act and deed of [SHIPOWNER].

Notary Public

[FOR USE IN THE REPUBLIC OF THE MARSHALL ISLANDS]